                            BONITA BAY HOLDINGS, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES
                     FISCAL YEAR UNLESS OTHERWISE INDICATED
                                ($ IN THOUSANDS)

                                                                                            Three Months Ended   Three Months Ended
                                                        2001         2002         2003            3/31/03             3/31/04
                                                     ----------   ----------   ----------   ------------------   ------------------
Pre-tax income from continuing operations            $    4,957   $   27,676   $   36,096   $            4,874   $            4,856
                                                     ==========   ==========   ==========   ==================   ==================

Fixed charges:
 Interest expense                                         6,213        8,112       17,482                4,675                3,99?
 One third of rent expense                                   56           56           99                   25                   23
                                                     ----------   ----------   ----------   ------------------   ------------------
 Total fixed charges                                 $    6,269   $    8,168   $   17,581   $            4,700   $            4,021
                                                     ==========   ==========   ==========   ==================   ==================

Pre-tax Income from continuing operations
 plus fixed charges                                  $   11,226   $   35,843   $   53,577   $            9,065   $            8,377
                                                     ==========   ==========   ==========   ==================   ==================

Ratio of earnings to fixed charges                          1.8          4.4          3.0                  1.9                  2.1
                                                     ==========   ==========   ==========   ==================   ==================

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                          PRESTIGE BRANDS INTERNATIONAL
                       RATIO OF EARNINGS TO FIXED CHARGES
                     FISCAL YEAR UNLESS OTHERWISE INDICATED
                                ($ IN THOUSANDS)

                                                                               Period from          Period from
                                                                              April 1, 2003       February 7, 2004
                                         2001        2002        2003      to February 6, 2004    to March 31, 2004    Pro Forma
                                       ---------   ---------   ---------   -------------------   -------------------   ---------
Pre-tax income (loss) from continuing
 operations                            $   2,391   $     938   $   6,909   $             4,077   $             2,844   $  28,064
                                       =========   =========   =========   ===================   ===================   =========

Fixed charges:
 Interest expense                          2,086       8,847       9,806                 8,195                 1,735      47,270
 One third of rent expense                    84         104         113                   118                    25         263
                                       ---------   ---------   ---------   -------------------   -------------------   ---------
 Total fixed charges                   $   2,170   $   8,951   $   9,919   $             8,313   $             1,760   $  47,533
                                       =========   =========   =========   ===================   ===================   =========

Pre-tax Income (loss) from
 continuing operations plus fixed
 charges                               $   4,561   $   9,889   $  16,828   $            12,390   $             4,604   $  75,597
                                       =========   =========   =========   ===================   ===================   =========

Ratio of earnings to fixed charges           2.1         1.1         1.7                   1.5                   2.6         1.6
                                       =========   =========   =========   ===================   ===================   =========